UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 21, 2024

TKO Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41797	92-3569035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue, 7th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 558-8333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TKO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2024, TKO Group Holdings, Inc. (“TKO” or the “Company”) entered into a Term Employment Agreement (the “Agreement”) with Mark Shapiro, the Company’s President and Chief Operating Officer, which supersedes the terms of that certain Term Employment Agreement between TKO and Mr. Shapiro dated as of September 12, 2023.

The term of the Agreement is effective from January 1, 2024 and expires on December 31, 2027. The Agreement provides that Mr. Shapiro shall serve as TKO’s President and Chief Operating Officer and will report to Ariel Emanuel as Chief Executive Officer of TKO. The Agreement provides that Mr. Shapiro may continue to provide services in his role and position at Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and their respective subsidiaries, including as such roles and positions may be modified.

The Agreement provides for an annual base salary of $4,000,000 for the term, which will be pro-rated for any partial calendar year and subject to increase from time to time as approved by TKO’s Board of Directors (the “Board”) or an applicable delegate thereof (the Board or such delegate(s), as applicable, the “Governing Body”).

Mr. Shapiro will receive an annual cash bonus equal to $4,000,000 in respect of fiscal year 2023. Thereafter, during the term of the Agreement, Mr. Shapiro will be eligible to receive an annual bonus with a target bonus amount equal to $6,000,000. The amount of the annual bonus will be based on the achievement of performance metrics based on TKO performance and/or Mr. Shapiro’s individual performance, as determined by the Governing Body in good faith after recommendation by TKO’s Chief Executive Officer.

The Agreement also entitles Mr. Shapiro to receive a one-time equity award composed of 252,749 restricted stock units (“RSUs”) of the Company (the “2024 Equity Award”). The 2024 Equity Award will vest in four equal installments on each of December 31, 2024, December 31, 2025, December 31, 2026 and December 31, 2027, subject to Mr. Shapiro’s continued employment through each such date. Further, Mr. Shapiro is eligible to receive an annual equity award (the “Annual Equity Awards”) in respect of fiscal year 2024 (but granted in fiscal year 2025) and each fiscal year thereafter during the term of the Agreement, with a target amount equal to $10,000,000. The actual amount of the Annual Equity Awards for each fiscal year shall be based on the attainment of specified annual performance metrics, continued service and/or other criteria, in each case, determined in the sole good faith discretion of the Governing Body. Subject to the approval of the Governing Body, each Annual Equity Award will consist of RSUs (or similar awards) and vest in three equal installments on each of the one-year, two-year and three-year anniversaries of the grant date, subject to Mr. Shapiro’s continued employment through the applicable grant date and vesting date. Any unvested portion of Mr. Shapiro’s 2024 Equity Award and Annual Equity Awards that are subject solely to vesting based on continued service will accelerate and vest in full upon a “Change of Control” (as defined in the Company’s 2023 Incentive Award Plan), subject to Mr. Shapiro’s continued service through the consummation of such Change of Control. Further, to the extent the Governing Body determines that any Annual Equity Awards subject to vesting based on performance goals cannot be equitably adjusted in connection with a Change of Control, such awards shall also accelerate and vest in full upon a Change of Control (based on actual or target performance as determined by the Governing Body), subject to Mr. Shapiro’s continued service through the consummation of such Change of Control.

If Mr. Shapiro’s employment is terminated without “Cause” or due to a resignation for “Good Reason” (each as defined in the Agreement) prior to the end of the term of the Agreement, Mr. Shapiro is entitled to (i) continued payment of his base salary through the later of (a) December 31, 2027 and (b) the second anniversary of the date of termination, (ii) payment of his target bonus for each calendar year commencing with the calendar year in which the date of termination occurs and ending on the later of (a) December 31, 2027 and (b) the second anniversary of the date of termination (prorated for any partial year) and (iii) accelerated vesting of the portion of the restricted stock units granted to Mr. Shapiro on September 12, 2023, the 2024 Equity Award and Annual Equity Awards subject to time-vesting, in each case, that remains unvested as of the date of termination.

If Mr. Shapiro’s employment is terminated due to death or Disability (as defined in the Agreement) prior to the end of the term of the Agreement, Mr. Shapiro shall be entitled to payment of his target bonus for the fiscal year in which the termination of employment occurs, pro-rated for the portion of his employment term in which he was employed.

If, before the end of the term of the Agreement, TKO fails to give Mr. Shapiro a bona fide offer of renewal of his employment on terms that provide compensation that is substantially comparable to the compensation provided under the Agreement (excluding the 2024 Equity Award so long as such offer includes an initial equity award equal at least $5,000,000), and Mr. Shapiro’s employment is then either timely terminated by TKO without Cause or by Mr. Shapiro for any reason (an “Employer Non-Renewal”), Mr. Shapiro shall be entitled to (i) continued payment of his base salary through the second anniversary of the date of termination, (ii) an amount equal to his target bonus for fiscal year 2027 (less any annual bonus paid prior to termination with respect to 2027), (iii) the amount equal to his target bonus for each calendar year during the period commencing with 2028 and ending on the second anniversary of the date of termination (prorated for any partial year) and (iv) accelerated vesting of the portion of the Annual Equity Awards subject to time-based vesting that remains unvested as of the date of termination.

If Mr. Shapiro terminates his employment for any reason within 30 days following the end of the term of the Agreement for any reason other than an Employer Non-Renewal, as long as (a) at the time of such termination, the Company has not terminated Mr. Shapiro for cause and (b) Mr. Shapiro continues to provide services to the Company through the thirtieth day following the end of the term of the Agreement (“Employee Non-Renewal”), Mr. Shapiro shall be entitled to (i) continued payment of his base salary for six months following termination, (ii) an amount equal to his target bonus for fiscal year 2027 (less any annual bonus paid prior to termination with respect to 2027), (iii) an amount equal to fifty percent of his target bonus for fiscal year 2028, and (iv) accelerated vesting of the portion of the Annual Equity Awards that are subject to time-vesting that remains unvested as of the date of termination and would have become vested had Mr. Shapiro remained employed for six months following termination.

Any severance that Mr. Shapiro is entitled to receive upon his termination by the Company without Cause, due to a resignation for Good Reason, due to an Employer Non-Renewal or due to an Employee Non-Renewal, is subject to Mr. Shapiro’s execution and non-revocation of a release of claims.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Term Employment Agreement, dated as of January 21, 2024, by and between TKO Group Holdings, Inc. and Mark Shapiro.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

By:	/s/ Andrew Schleimer
Name:	Andrew Schleimer
Title:	Chief Financial Officer

Date: January 23, 2024